Exhibit 21.01

LIST OF SUBSIDIARIES

AS OF DECEMBER 31, 2009

DOMESTIC SUBSIDIARIES

Name
1.	Baazee.com, Inc., a Delaware corporation
2.	Bill Me Later, Inc., a Delaware corporation
3.	Blackthorne Software, Inc., a Delaware corporation
4.	CARad Inc., a Delaware corporation
5.	EachNet, Inc., a Delaware corporation
6.	eBay Domestic Holdings, Inc., a Delaware corporation
7.	eBay Insurance Services, Inc., a Delaware corporation
8.	eBay International Inc., a Delaware corporation
9.	eBay Real Estate Inc., a Delaware corporation
10.	eBay Partner Network, Inc., a Delaware corporation
11.	Global Commerce Services, Inc., a Delaware corporation
12.	Half.com, Inc., a Pennsylvania corporation
13.	Kijiji Holding LLC, a Delaware limited liability company
14.	Kijiji US, Inc., a Delaware corporation
15.	Last Minute Transactions, Inc., a Delaware corporation
16.	Marketplace Insurance Inc., a Hawaii corporation
17.	MicroPlace, Inc., a Delaware corporation
18.	PayPal Asset Management, Inc., a Delaware corporation
19.	PayPal Data Services, Inc., a Delaware corporation
20.	PayPal Gift Card Services, Inc., a Arizona corporation
21.	PayPal Global Holdings, Inc., a Delaware corporation
22.	PayPal, Inc., a Delaware corporation
23.	ProStores, Inc., a Delaware corporation
24.	Shopping.com International Holding, Inc., a Delaware corporation
25.	Shopping.com Inc., a Delaware corporation.
26.	StubHub, Inc., a Delaware corporation
27.	The Commercial Exchange Co., Inc., a Delaware corporation
28.	Viva Group, Inc dba Rent.com, a Delaware corporation
29.	Rent.com Arizona Brokerage, LLC
30.	Viva.com Realty Brokerage, LLC (Florida)
31.	Viva.com Realty Brokerage, LLC (Kentucky)
32.	Rent.com Hawaii, LLC
33.	Viva Realty Indiana, LLC
34.	Viva Realty Minnesota, LLC (dba) “Rent.com”
35.	Rent.com Nevada, LLC
36.	Viva Group New Hampshire, LLC (dba) “Rent.com”
37.	Viva Realty Washington, LLC
38.	Viva Oregon, LLC
39.	Rent.com Pennsylvania, LLC
40.	Viva Realty Utah, LLC
41.	Viva VA PA, LLC (Virginia)
42.	VGI Delaware, LLC

INTERNATIONAL SUBSIDIARIES

	Name	Jurisdiction of Incorporation	Percent Ownership If Less Than 100%
1.	A1 Markt B.V.	The Netherlands
2.	Autoact AB	Sweden
3.	Baazee.com Private Limited	Mauritius
4.	Bil Markedet ApS	Denmark
5.	DealTime (Europe) B.V.	Netherlands
6.	DealTime.com (Germany) GmbH	Germany
7.	Den Bla Avis A/S	Denmark
8.	EachNet.com Limited	Cayman Islands
9.	eBay Advertising Group GmbH	Germany
10.	eBay Asia Pacific Regional Management Services Ltd.	Korea
11.	eBay Auction Co., Ltd	Korea	99.9%
12.	eBay Australia and New Zealand Pty Limited	Australia
13.	eBay Australia Pty Ltd	Australia
14.	eBay Austria GmbH	Austria
15.	eBay Belgium Holdings SPRL	Belgium
16.	eBay Belgium SPRL	Belgium
17.	eBay Canada Limited	Canada
18.	eBay Classifieds Cooperatief U.A.	Netherlands
19.	eBay Classifieds Denmark ApS	Denmark
20.	eBay CS Vancouver Inc.	Canada
21.	eBay Czech Republic s.r.o.	Czech Republic
22.	eBay Europe Sarl	Luxembourg
23.	eBay Europe Services Ltd.	Ireland
24.	eBay France SA	France
25.	eBay Global Holdings B.V.	The Netherlands
26.	eBay Gmarket Co., Ltd.	Korea	99.999%
27.	eBay GmbH	Germany
28.	eBay e-Commerce Technology Operations (Shanghai) Co., Ltd.	People’s Republic of China
29.	eBay Engineering & Research Center (Shanghai) Co., Ltd.	People’s Republic of China
30.	eBay India Centre Private Limited	India
31.	eBay India Pvt. Ltd.	India
32.	eBay International Advertising GmbH	Switzerland
33.	eBay International AG	Switzerland
34.	eBay International Hong Kong Ltd.	Hong Kong
35.	eBay International Marketing GmbH	Switzerland
36.	eBay Ireland Limited	Ireland
37.	eBay Israel Holding Ltd.	Israel
38.	eBay Italia S.r.l.	Italy
39.	eBay Japan K.K.	Japan
40.	eBay KTA (UK) Limited	United Kingdom
41.	eBay Management (Shanghai) Co., Ltd.	People’s Republic of China
42.	eBay Marketing (Thailand ) Company Limited	Thailand
43.	eBay Motors India Private Limited	India
44.	eBay Mauritius Holding Private Limited	Mauritius
45.	eBay Netherlands B.V.	The Netherlands
46.	eBay New Ventures K.K.	Japan
47.	eBay Polska Sp z o.o.	Poland
48.	eBay Promotions (UK) Ltd.	United Kingdom

	Name	Jurisdiction of Incorporation	Percent Ownership If Less Than 100%
49.	eBay Singapore Services Private Limited	Singapore
50.	eBay Software Technologies (Shanghai) Co., Ltd.	People’s Republic of China
51.	eBay Spain International, S.L.	Spain
52.	eBay Sverige AB	Sweden
53.	eBay Taiwan Company Ltd.	Taiwan
54.	eBay Treasury Sarl	Luxembourg
55.	eBay UK Limited	United Kingdom
56.	Entreprises Kijiji Canada Inc.	Canada
57.	EU Liaison Office BVBA	Belgium
58.	Gumtree.com Australia Pty Ltd	Australia
59.	Gumtree.com Limited	United Kingdom
60.	High Options Sdn Bhd	Malaysia
61.	Hortensia B.V.	The Netherlands
62.	Inter Bazar	Portugal
63.	Internet Performance Testing Ltd.	British Virgin Islands
64.	Intoko Limited	United Kingdom
65.	Kijiji GmbH	Germany
66.	Kijiji International Limited	Ireland/Luxembourg
67.	Kijiji Ireland Limited	Ireland
68.	Kijiji Italia s.r.l.	Italy
69.	Kijiji Norway AS	Norway
70.	Kijiji S.a.r.l.	France
71.	Kijiji S.L.U.	Spain
72.	Marktplaats B.V.	The Netherlands
73.	Mascus A/B	Denmark	50%
74.	mobile.international GmbH	Germany
75.	Opusforum GmbH	Germany
76.	PayPal Argentina SRL	Argentina
77.	PayPal Asia Services Ltd.	Mauritius
78.	PayPal Australia Pty Limited	Australia
79.	PayPal CA Limited	Canada
80.	PayPal Deutschland GmbH	Germany
81.	PayPal Do Brasil Servicos de Consultoria Ltda.	Brasil
82.	PayPal (Europe) Ltd.	United Kingdom
83.	PayPal (Europe) Sarl	Luxembourg
84.	PayPal Europe Services Ltd.	Ireland
85.	PayPal European Marketing S.A.	Switzerland
86.	PayPal France SAS	France
87.	PayPal Hong Kong Limited	Hong Kong
88.	PayPal India Private Limited	India
89.	PayPal Information Technologies (Shanghai) Co., Ltd.	People’s Republic of China
90.	PayPal International Limited	Ireland/Singapore
91.	PayPal Israel Holding (2008) Ltd.	Israel
92.	PayPal Israel Ltd.	Israel
93.	PayPal Italia s.r.l.	Italy
94.	PayPal Japan K.K.	Japan
95.	PayPal Mexico, S. De R.L. De C.V.	Mexico
96.	PayPal Nederlands B.V.	The Netherlands
97.	PayPal Payments Pte. Ltd.	Singapore
98.	PayPal Polska Sp z o.o.	Poland
99.	PayPal Pte. Ltd.	Singapore

	Name	Jurisdiction of Incorporation	Percent Ownership If Less Than 100%
100.	PayPal SE	United Kingdom
101.	PayPal Services Canada Limited	Canada
102.	PayPal Spain S.L.	Spain
103.	PayPal (UK) Limited	United Kingdom
104.	PayPal 2 Sarl	Luxembourg
105.	PayPal 3 Sarl	Luxembourg
106.	Shanghai eBay Network Information Services Co., Ltd.	People’s Republic of China	50%
107.	Shopping.com Australia Pty Ltd.	Australia
108.	Shopping.com France SAS	France
109.	Shopping.com GmbH	Germany
110.	Shopping.com Ltd.	Israel
111.	Shopping.com UK Ltd.	United Kingdom
112.	Shopping Epinions International Ltd.	Ireland
113.	Tradera AB	Sweden
114.	Trade2Trade Ltd.	United Kingdom
115.	Via-Online GmbH	Germany